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                                                                      EXHIBIT 21

              ECHOSTAR COMMUNICATIONS CORPORATIONS AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                             As of December 31, 2000


                                            State or Country     % of         Name Doing Business
           Subsidiary                       of Incorporation    Ownership              As
-------------------------------------------------------------------------------------------------
Dish Entertainment Corporation                   Colorado         100%        Dish Entertainment
Dish Factory Direct Corporation                  Colorado         100%        Dish Factory Direct
Dish Network Credit Corporation                  Colorado         100%        DNCC
EchoStar Broadband Corporation                   Colorado         100%        EchoStar Broadband
EchoStar Orbital Corporation                     Colorado         100%(1)     EchoStar Orbital
EchoStar DBS Corporation                         Colorado         100%(1)     EchoStar DBS
EchoStar Engineering Corporation                 Colorado         100%        EchoStar Engineering
EchoStar KuX Corporation                         Colorado         100%        KuX
EchoStar 110 Corporation                         Colorado         100%        EchoStar 110
EchoStar PAC Corporation                         Colorado         100%        EchoStar PAC
EchoStar Real Estate Corporation II              Colorado         100%        EREC II
EchoStar Real Estate Corporation III             Colorado         100%        EREC III
Kelly Broadcasting, Inc.                         New Jersey       100%        KBS
OpenStar Corporation                             Colorado         100%        OpenStar
EchoStar VisionStar Corporation                  Colorado        49.9%        EchoStar VisionStar
Echo Acceptance Corporation                      Colorado         100%(2)     EAC
Dish Network Service Corporation f/k/a           Colorado         100%(2)     DNSC
  Dish Installation Network Corporation
Echosphere Corporation                           Colorado         100%(2)     Echosphere
EchoStar International Corporation               Colorado         100%(2)     EchoStar International
EchoStar North America Corporation f/k/a         Colorado         100%        EchoStar North America
  EchoStar Licensee Corporation
EchoStar Real Estate Corporation                 Colorado         100%(2)     EREC
EchoStar Satellite Corporation                   Colorado         100%(2)     ESC
E-Sat, Inc.                                      Colorado          80%(2)     E-Sat
EchoStar Technologies Corporation f/k/a          Texas            100%(2)     EchoStar Technologies
  Houston Tracker Systems, Inc.
Houston Tracker Systems, Inc.                    Colorado         100%(2)     HTS
HT Ventures, Inc.                                Colorado         100%(2)     HTV
EchoStar Data Networks Corporation f/k/a         Colorado         100%        EchoStar Data Networks
  Media4, Inc.
NagraStar LLC                                    Colorado          50%        NagraStar
Satellite Communications Operating Corporation   Colorado         100%        SCOC
Satellite Source, Inc.                           Colorado         100%(2)     Satellite Source
Sky Vista Corporation                            Colorado         100%(2)     Sky Vista
Transponder Encryption Services Corporation      Colorado         100%        TESC
EchoStar Space Corporation                       Colorado         100%        Space
EchoStar UK Holdings                             Foreign          100%        UK Holdings
Eldon Technology Limited                         Foreign          100%        Eldon
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(1)  This is a subsidiary of EchoStar Broadband Corporation.
(2)  This is a subsidiary of EchoStar DBS Corporation.